Exhibit 99.1

            News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CLOSES POWERA ACQUISITION

LAKE ZURICH, ILLINOIS, December 17, 2020 - ACCO Brands Corporation (NYSE: ACCO), today announced that it has closed the acquisition of PowerA, a leading provider of third-party video gaming controllers, power charging solutions and headsets. PowerA has a multi-year track record of partnering with the leading gaming platforms and title publishers in the console gaming industry.

"The addition of PowerA represents a major step in our continuing strategy to transition the company into a faster growing, consumer-focused business. After the acquisition, more than 50 percent of our sales will come from consumer, school, and technology products, which will offer faster growing market demand over the next several years. We are very excited to have PowerA become a part of ACCO Brands," commented Boris Elisman, Chairman, President and Chief Executive Officer of ACCO Brands.

Details of the transaction can be found on www.accobrands.com. Please refer to the following links: press release and presentation slides.

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest designers, marketers and manufacturers of branded academic, consumer and business products. Our widely recognized brands include AT-A-GLANCE®, Barrilito®, Derwent®, Esselte®, Five Star®, Foroni®, GBC®, Hilroy®, Kensington®, Leitz®, Mead®, Quartet®, Rapid®, Rexel®, Swingline®, Tilibra®, Wilson Jones®, and many others. Our products are sold in more than 100 countries around the world. More information about ACCO Brands, the Home of Great Brands Built by Great People, can be found at www.accobrands.com.

About PowerA

PowerA creates innovative accessory products that enhance the world's best video game and mobile technology experiences. A brand that has become known for high standards and quality manufacturing, PowerA delivers safe, feature-rich accessories to meet all gaming consumer segments. Accessories include console game controllers, power charging solutions, gaming audio headsets and a wide collection of other accessories. PowerA products are available across the globe at major retailers and e-commerce partners, including North America, Europe, Australia, and Latin America. To learn more, visit PowerA.com.

Forward-Looking Statements

Statements contained in this earnings release, other than statements of historical fact, particularly those anticipating future financial performance, business prospects, growth, operating strategies and similar matters, including without limitation, statements about the benefits of the proposed acquisition of Power

A, future financial and operating results and other statements relating to PowerA that are not historical facts; are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management based on information available to us at the time such statements are made. These statements, which are generally identifiable by the use of the words "will," "believe," "expect," "intend," "anticipate," "estimate," "forecast," "project," "plan," and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Because actual results may differ materially from those suggested or implied by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the company’s securities.

Among the factors that could cause our actual results to differ materially from our forward-looking statements are: our ability to realize the growth opportunities, synergies and other potential benefits of acquiring PowerA and to successfully integrate it with our existing business; the risks associated with the additional indebtedness incurred to finance the acquisition, including debt service obligations; and other risks and uncertainties described in "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2019, in "Part II, Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2020, and in other reports we file with the Securities and Exchange Commission.

For further information:

Christine Hanneman        Julie McEwan
Investor Relations        Media Relations
(847) 796-4320        (937) 974-8162

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